UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 07, 2004

FUELNATION INC.

(Exact name of registrant as specified in its charter)

Florida	1-12350	65-0827283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4121 SW 47th Avenue, Suite 1301, Davie, FL 33314

(Address of Principal Executive Office) (Zip Code)

954-587-3775

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

The Registrant engaged, effective as of July 07, 2004, VFinance as its financial advisor. Specifically, company's financial advisor to render financial and other general advice as an investment banker, including, without limitation, advice relating to "Advisory", "Transactions" and/or "Financings" and similar matters, as may be reasonably requested by Company. VFinance Inc., a publicly listed securities broker dealer, serves over eight thousand clients globally, managing assets approaching one billion dollars. Their site, Vfinance.com is the leading destination for ceo's, institutional and high net worth investors, public and private companies, from over seventy five countries, seeking capital and investment advice. FuelNation is specifically targeting the development of petroleum assets in the Azerbaijan, Georgia, Russia and former CIS (Commonwealth of Independent States) Regions, and will use VFinance for coordinating such efforts for other corporate purposes deemed appropriate by FuelNation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUELNATION INC.

Date: August 10, 2004	By:	/s/ CHRISTOPHER ROBERT SALMONSON
Christopher Robert Salmonson Chief Executive Officer

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